FIFTH AMENDMENT TO LEASE

    THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is made and entered into as of this 1st of August, 2024, (“Fifth Amendment Effective Date”) by and among 601W SOUTH WACKER LLC, a Delaware limited liability, and 601 SUNSET WACKER LLC, a Delaware limited liability company, as tenants-in-common (“Landlord”), and CRA INTERNATIONAL, INC., a Massachusetts corporation (“Tenant”).

RECITALS
WHEREAS, Landlord (as successor-in-interest to John Hancock Life Insurance Company (U.S.A.), a Michigan corporation, successor-in-interest, Teachers Insurance and Annuity Association of America) and Tenant entered into that certain Lease dated February 14, 2008 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of May 8, 2017 (the “First Amendment”), as amended by that certain Second Amendment to Lease dated as of October 9, 2017 (the “Second Amendment”), as amended by that certain Third Amendment to lease dated as of August 11, 2021 (the “Third Amendment”) as amended by that certain Fourth Amendment to Lease dated as of April [__], 2024 (the “Fourth Amendment”; the Original Lease as amended by the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment is hereinafter referred to as the “Current Lease”, and with this Fifth Amendment, the “Lease”) under which Tenant leases the entirety of the thirty-third (33rd) floor and thirty-fourth (34th) floor (collectively, the “Premises”) in the building located at 1 S. Wacker Drive, Chicago, Illinois (the ”Building”);
WHEREAS, Landlord and Tenant wish to modify the Lease to: (i) extend the Term of the Lease; (ii) update the rentable square footage of the Premises; (iii) provide for a certain Construction Allowance; and (iv) otherwise modify the Lease pursuant to the terms and conditions set forth in this Fifth Amendment.
NOW THEREFORE, in consideration of the above recitals, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Recitals; Definitions. The Recitals are incorporated as if fully set forth herein and are true and correct in all material respects. All capitalized terms used herein, which are not defined in this Fifth Amendment, shall have the meanings ascribed to such terms in the Lease.
2.Extension Term. The Term of the Current Lease expires on July 31, 2028. The Term of the Lease is extended for an additional period of seven (7) years (the “Second Extended Term”), commencing on August 1, 2028 (the “Second Extended Term Commencement Date”) and ending on July 31, 2035 (which shall be the “Second Extended Term Expiration Date” under the Lease) unless the Lease shall be sooner terminated as provided therein and herein.

3.Rentable Square Footage. Notwithstanding anything to the contrary contained in the Current Lease, as of the Second Extended Term Commencement Date, the rentable square footage of the Premises shall be deemed to be 52,723 rentable square feet measured in accordance with ANSI/BOMA Z65.1-2017 (“BOMA 2017”).
4.Rent. Tenant will continue to pay Base Rent in the amounts set forth in and pursuant to the terms of the Current Lease up to July 31, 2024, and Operating Cost Share Rent and Tax Share Rent in the amounts set forth in and pursuant to the terms of the Current Lease up to July 31, 2028. Tenant shall also continue to pay Additional Rent in accordance with the terms and conditions of the Lease. Tenant agrees to pay rent to Landlord, the aggregate of the following, all of which are Rent reserved under the Lease with regard to the Premises:
(a)Base Rent. Tenant will continue to pay Base Rent pursuant to the Current Lease up to July 31, 2024. Commencing on the August 1, 2024 and continuing through out the Second Extended Term, Tenant shall pay Base Rent for the Premises as follows:

Period	Annualized Base Rent per Square Foot	Annual Base Rent	Monthly Installment
August 1, 2024 – July 31, 2025	$28.50	$1,501,209.00	$125,100.75
August 1, 2025 – July 31, 2026	$29.21	$1,538,739.23	$128,228.27
August 1, 2026 – July 31, 2027	$29.94	$1,577,207.71	$131,433.98
August 1, 2027 – July 31, 2028	$30.69	$1,616,637.90	$134,719.82
August 1, 2028 – July 31, 2029	$31.46	$1,658,595.32	$138,216.28
August 1, 2029 – July 31, 2030	$32.25	$1,700,060.20	$141,671.68
August 1, 2030 – July 31, 2021	$33.05	$1,742,561.71	$145,213.48
August 1, 2031 – July 31, 2032	$33.88	$1,786,125.75	$148,843.81

August 1, 2032 – July 31, 2033	$34.72	$1,830,778.90	$152,564.91
August 1, 2033 – July 31, 2034	$35.59	$1,876,548.37	$156,379.03
August 1, 2034 – July 31, 2035	$36.48	$1,923,462.08	$160,288.51

Based on 52,674 retable square feet through July 31, 2028, and the Remeasured Square Footage thereafter.
(b)Additional Rent and Tenant’s Proportionate Share. Commencing on the Second Extended Term Commencement Date (i.e., August 1, 2028) and notwithstanding anything to the contrary in the Current Lease, Tenant shall pay Additional Rent for the Premises in the manner set forth in the Lease as amended by this Fifth Amendment except that Tenant’s Proportionate Share of the Premises shall be 4.408% (52,723/1,196,164) (the “Remeasured Square Footage”). The parties hereby agree that upon the Second Extended Term Commencement Date, all Lease terms related to the square footage of the Premises, include the amount of Base Rent, Additional Rent, and Tenant’s Proportionate Share, shall be calculated using the Remeasured Square Footage.
(c)Rent Abatement. Notwithstanding anything herein to the contrary, provided no default under the Lease beyond any applicable notice or cure period then exists (but once the default is cured, Tenant shall again be entitled to the abatement, however, it being agreed that Tenant shall forfeit the Abated Rent for any Abated Month for which there is an ongoing default on the date which payment of Rent is due hereunder), one hundred percent of the Base Rent and Additional Rent shall abate for the following thirteen (13) months (each an “Abated Month” and collectively, the “Abated Months”): (i) August 2028, (ii) September 2028, (iii) October 2028, (iv) August 2029, (v) September 2029, (vi) August 2030, (vii) September 2030, (viii) August 2031, (ix) September 2031, (x) August 2032, (xi) September 2032, (xii) August 2033, and (xiii) September 2033 (the Rent so abated during such months is the “Abated Rent”). Notwithstanding anything to the contrary contained herein, if the Lease or Tenant’s right to possession is terminated because of a default beyond any applicable cure period, then in addition to all other rights and remedies available to Landlord, an amount equal to the unamortized portion of the Abated Rent shall immediately become due and payable to Landlord. For purposes of the proceeding sentence, the principal amount of Abated Rent shall be amortized on a straight line basis over the period beginning on the last day of the Lease month in which such Abated Rent ends and ending on the Second Extended Term Expiration Date, with interest at eight percent (8%) per annum.
5.Termination Option.
(a) Subject to the terms and provisions of this Section 5, Tenant shall have and is hereby granted the one-time option (the “Termination Option”) to terminate the Lease,

which termination, at Tenant’s election shall apply to the Premises in its entirety (including an Offer Space), and be effective as of September 30, 2033 (the “Early Termination Date”), which the Termination Option must be exercised by Tenant, if at all, as follows:
(i)Tenant shall deliver binding written notice to Landlord of Tenant’s exercise of the Termination Option (the “Tenant’s Termination Notice”) no later than September 30, 2032; and
(ii)Tenant pays to Landlord a termination fee (the “Termination Fee”) equal to the sum of (i) two (2) times the monthly Base Rent, Operating Cost Share Rent and Tax Share Rent payable for the month in which the Early Termination Date occurs; and (ii) the unamortized portion of the Leasing Costs. For purposes of determining the termination fee, the Leasing Costs for each portion of the Premises shall be amortized (mortgage amortization) with interest at eight percent (8%) per annum over the period commencing on the date the Term commenced for such portion of the Premises and ending on the Early Termination Date. For avoidance of doubt, as shown on Exhibit B attached hereto, for purposes of the foregoing amortization calculation, the amortization period for the 2024 concessions shown on Exhibit B shall commence August 1, 2024, and the amortization period for the 2028 concessions shown on Exhibit B shall commence August 1, 2028. Upon receipt of Tenant’s Termination Notice, Landlord shall calculate the Termination Fee, and Tenant shall pay one-half (1/2) within five (5) business days of Landlord’s notice to Tenant of the amount of the Termination Fee, and the remaining one-half (1/2) on or prior to the Early Termination Date, time being of the essence, and the Termination Option shall only be deemed to have been effectively exercised if Tenant timely pays such Termination Fee. Tenant may elect to request Landlord’s determination of the Termination Fee prior to Tenant delivery of Tenant’s Termination Notice.  Landlord shall respond to such request from Tenant no later than ten (10) business days after receipt of the request. As used herein, “Leasing Costs” means Lease Concessions, leasing commissions or brokerage fees payable in connection with Tenant’s leasing of space in the Building. “Lease Concessions” means any concessions provided by Landlord in connection with the leasing of space in the Building (inclusive of the First Offer Space, Fixed Terms ROFO Space, and any other space leased to Tenant) including the Abated Rent and credits, lease assumption or take over expenses, costs to improve space for tenants or prospective tenants, architectural, engineering and space planning fees and the Construction Allowance, but not including the Unused Construction Allowance, as shown on Exhibit B attached hereto. A sample calculation of the Termination Fee for the Lease, as amended by this Fifth Amendment, but not including any future expansion such as First Offer or Fixed Terms ROFO Space or the two (2) months of Operating Cost Share Rent and Tax Share Rent, is calculated as set forth on Exhibit B attached hereto.

(b)At Landlord’s option, Tenant’s exercise of its Termination Option shall be null and void if an uncured event of default exists at the time of Tenant exercising the Termination Option or as of the Early Termination Date or if Tenant fails to timely pay the Termination Fee to Landlord, and does not cure such failure within three (3) business days following written notice from Landlord. The Termination Option shall automatically terminate and be null and void if this Lease or Tenant’s possession of the Premises is terminated. The Termination Option granted to Tenant is personal to Tenant and shall not be transferrable except to a Permitted Transferee.
(c)The early termination of the Lease under this Section 5 shall not affect Tenant's liability for (i) post-termination adjustments to Additional Rent applicable to the period prior to the Early Termination Date, (ii) unperformed obligations which accrued prior to the Early Termination Date, and (iii) obligations which by their terms survive the expiration or earlier termination of the Term.
6.Option to Renew. Section 7 of the First Amendment is hereby deleted in its entirety and replaced with the following:
“Tenant shall retain its Extension Option under Section 31 of the Original Lease, except, however, (a) references to the “Extended Term” shall be replaced with “Third Extended Term”; (b) the Third Extended Term shall commence on August 1, 2035 and end on July 31, 2040; (c) the Extension Notice shall be given to Landlord no later than July 31, 2034, which shall be the “Extension Option Exercise Date” under the Lease; and (d) references to the “Premises” shall include the Premises plus any First Offer Space and/or Fixed Terms ROFO Space that Tenant has elected to lease as of the date Tenant provides the Extension Notice to Landlord.
7.Security Deposit. Landlord is currently holding a Letter of Credit in the amount of $300,000.00 as security for Tenant’s obligations under the Lease. Section 15 of the Third Amendment is hereby deleted and replaced with “Intentionally Omitted” and the second paragraph of Section 10 of the First Amendment is hereby deleted and replaced with the following:
“If the LC Reduction Conditions are met, the amount of the Letter of Credit shall be reduced as and when set forth below (each such date being hereinafter referred to as a “LC Reduction Date”)
August 31, 2024 - $150,000.00
        September 30, 2033 - $0.00
Notwithstanding anything else to the contrary contained in the Lease, within ten (10) days after receipt of notice from Tenant requesting a reduction and evidencing Tenant’s satisfaction of all LC Reduction Conditions (to Landlord’s reasonable satisfaction), Landlord shall reduce Letter of Credit Amount as provided above. As used herein “LC

Reduction Conditions” means no Event of Default shall be outstanding on the applicable LC Reduction Date.”
8.Construction Allowance. In addition to the Unused Construction Allowance, Landlord shall provide Tenant a further allowance to be used to complete any Tenant Work (as defined in the Third Amendment) in an amount to not exceed $43.72 per rentable square foot of Remeasured Square Footage of the Premises as of the Fifth Amendment Effective Date, apportioned and payable as follows: (i) One Million Fifty-Four Thousand Four Hundred Sixty ($1,054,460.00) (i.e., $20.00 per square foot) as of the Fifth Amendment Effective Date (the “First Additional Construction Allowance”); and (ii) One Million Two Hundred Fifty Thousand Five Hundred Eighty Nine and 56/100 Dollars ($1,250,589.56) (i.e., $23.72 per square foot) as of the Second Extended Term Commencement Date (the “Second Additional Construction Allowance”; notwithstanding anything to the contrary contained in the Current Lease, as of the Fifth Amendment Effective Date, the First Additional Construction Allowance, the Second Additional Construction Allowance, and any unused Construction Allowance provided for under the Current Lease (the “Unused Construction Allowance”), are collectively the “Construction Allowance”). No portion of the First Additional Construction Allowance shall be disbursed for Tenant Work invoiced to Landlord after twelve (12) months after the Fifth Amendment Effective Date and no portion of the Second Additional Construction Allowance shall be disbursed for Tenant Work after July 31, 2030. For the avoidance of doubt, except as provided for herein, all Construction Allowance funds shall be used to pay for any Tenant Work completed and shall be utilized pursuant to the Work Letter attached as Exhibit “B” to the Third Amendment. Provided no uncured default then exists (provided, however, Tenant shall be entitled to disbursement of the Construction Allowance upon cure of the default by Tenant), upon written request by Tenant, delivered to Landlord not later than the Second Extension Term Commencement Date (i.e., August 1, 2028), Tenant may elect to apply any unused portion of the Second Additional Construction Allowance toward Tenant’s obligations for Base Rent, Operating Cost Share Rent, Tax Share Rent, and Additional Rent under the Lease, spread in equal installments across the remaining months (not including, however, Abated Months) of the first five years of the Second Extension Term (the “Additional Abated Rent”).  Notwithstanding anything to the contrary contained in the Current Lease, including the Work Letter, Landlord shall be reimbursed for Landlord’s reasonable actual out-of-pocket costs for any third-party document review, after-hour freight elevator usage during construction and move-in, temporary power, dumpster use, sprinkler drain-downs, cleaning of the restroom facilities during the construction period and any other costs for services requested by Tenant, Tenant’s general contractor or subcontractors, materials suppliers, and project manager, and incurred by Landlord during Tenant’s construction process after the First Amendment Effective Date.
9.Right of First Offer. Section 5 of the First Amendment is hereby deleted in its entirety and replaced with the following:
(a)Subject to the terms and provisions of this Section 9, throughout the Term, excluding the last three (3) years of the Term, Tenant shall have a continuing right of first offer (the “Right of First Offer”) to lease space on the 32nd floor, 35th floor, and 39th floor of the Building (the “First Offer Space”), in the location outlined on Exhibit A attached hereto, that is or will become Available (as hereinafter defined). First Offer Space or any portion thereof shall only be “Available” if, at the time in question, no party leases or occupies such space, whether pursuant to a lease with Landlord or other agreement with Landlord and no party holds any unexpired or unexercised option or right to lease or occupy such space, or to renew or extend its lease or right of occupancy thereof. First Offer Space that is vacant and unleased as of the Fifth Amendment Effective Date shall not be deemed “Available” until such space subsequently becomes Available after Landlord first enters into a lease for such space after the Fifth Amendment Effective Date. Landlord shall be free to extend the tenancy or occupancy of any portion of the First Offer Space whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be “Available”. Nothing in this Section 9 shall be deemed to limit Landlord’s right to keep the First Offer Space vacant or to utilize such space for Landlord’s use if Landlord elects, in Landlord’s sole discretion, to do so prior to delivering a First Offer Notice, and such vacant space shall not be deemed Available.
(b)Landlord shall not lease any portion of the First Offer Space that is Available until Landlord notifies Tenant of the availability of such space (the “Availability Notice”) and Tenant does not exercise its Right of First Offer under this Section 9 to lease such space. Landlord’s Availability Notice shall include (i) a description of the portion of the First Offer Space that is Available for lease, (ii) the rentable square feet in such space (using BOMA 2017), (iii) the base rental rate per rentable square feet for such space, (iv) the anticipated commencement of the lease of such space, (v) any requirement for a security deposit or letter of credit as a result of leasing such space; and (vi) any other terms Landlord in Landlord’s sole discretion.
(c)Tenant may exercise its Right of First Offer to lease such space only by Notice delivered to Landlord within ten (10) Business Days following the date delivery of Landlord’s Availability Notice for such space, time being of the essence. Tenant may not elect to lease less than all the First Offer Space included in Landlord’s Availability Notice and Tenant’s exercise of its Right of First Offer to lease the First Offer Space included in Landlord’s Notice shall be irrevocable. If Tenant fails to deliver timely the Notice exercising its Right of First Offer to lease the First Offer Space included in Landlord’s Availability Notice, Tenant shall be deemed to have rejected Landlord’s offer to lease such space, Landlord shall be free to lease such space to another party on any terms and conditions and Tenant shall have no further right to lease such space under this Section, provided, however, in the event that the net effective rental rate and other economic terms of the lease which Landlord proposes to execute for the First Offer Space are less than ninety-five percent (95%) of the net effective rental rate and other economic terms set forth in the applicable Availability Notice therefore, then, in such event, Tenant’s right of First Offer with respect to such First Offer Space shall be reinstated and Landlord shall be required to re-offer the First Offer Space to Tenant in accordance with the terms and provisions hereof. Additionally, if Landlord does not enter into a lease for the First Offer Space within twelve (12) months after the date Tenant rejects or is deemed to have rejected Landlord’s offer to lease such space hereunder, then, in such event, Tenant’s Right of First Offer with respect to such First Offer Space shall be reinstated and Landlord shall be required to re-offer the First Offer Space to Tenant in accordance with the terms and provisions hereof.

(d)If Tenant timely exercises its Right of First Offer to lease the First Offer Space included in Landlord’s Availability Notice, such space shall be added to the Premises and the Term shall commence for such space on the date Landlord tenders vacant possession of such space to Tenant. Tenant shall lease such space on all the terms and conditions of this Lease except (i) the monthly Base Rent for such space shall be one twelfth (1/12th), of the product of the base rental rate for such space and the rentable square feet of such space set forth in Landlord’s Availability Notice (which, absent manifest error, the parties agree shall be the rentable square feet of such space for all purposes of this Lease), (ii) Tenant’s Proportionate Share shall be adjusted to reflect the additional space added to the Premises, (iii) Tenant shall lease such space in its then “as is” condition, and, except to the extent included in Landlord’s Availability Notice, Landlord shall not be obligated to perform any work with respect thereto or make any contribution to Tenant to prepare such First Offer Space for Tenant’s occupancy and (iv) subject to additional review of Tenant’s financial statements, the security deposit or letter of credit required as set forth Landlord’s Availability Notice. Landlord shall use commercially reasonable efforts to obtain and tender to Tenant vacant possession of the First Offer Space leased by Tenant on a date that falls between the anticipated commencement date set forth in Landlord’s Notice (the “Target Delivery Date”) and the date that is nine (9) months after the Target Delivery Date (the “Outside Delivery Date”) but Landlord shall not be liable to Tenant and this Lease shall not be affected if Landlord is unable to tender possession of such space on any particular date. Notwithstanding the foregoing, if Landlord does not deliver possession of the First Offer Space within thirty (30) days after the Outside Delivery Date, Tenant shall have the right to terminate the Lease, as amended, with respect to such First Offer Space by written notice given to Landlord prior to delivery of possession of the First Offer Space to Tenant. Landlord and Tenant shall promptly execute an amendment memorializing the leasing of the portion of the First Offer Space and the terms thereof in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.
(e)Tenant’s rights under this Section 9 shall not apply and Landlord shall not be required to notify Tenant of Availability of the First Offer Space if any of the following conditions exist on the date Landlord is to deliver the Availability Notice to Tenant or on the date such First Offer Space is to be added to the Premises: (i) an event of default shall have occurred and then be continuing beyond any applicable extension and cure period; (ii) the Lease is not in full force and effect; (iii) an assignment of this Lease, or a sublease of all or any portion of the Premises, or a transfer, by operation of law or otherwise of any part of Tenant’s interest in this Lease, has occurred, other than in any case to a Permitted Transferee; (iv) less than three (3) years of the Term will remain after the date such space is to be added to the Premises unless Tenant has a Renewal Option and Tenant exercises such Renewal Option simultaneously with the exercise of the right to lease the First Offer Space; or (v) Tenant has not exercised its right to terminate the Lease under Section 5 above. At Landlord’s option, Tenant’s exercise of a right to lease First Offer Space shall be null and void if an uncured event of default exists beyond any applicable notice and cure period on the anticipated commencement of the lease for such First Offer Space.

(f)The Right of First Offer granted to Tenant pursuant this Section are personal to Tenant under this Lease and shall not be transferrable, except to a Permitted Transferee.
10.Fixed Terms Right of First Offer Option. Notwithstanding anything to the contrary contained in the Lease Tenant’s Right of First Offer as originally set forth in Original Lease and as modified by the First Amendment and this Amendment, is hereby modified to provide Tenant with a one-time option to lease a portion of the First Offer Space on fixed terms as set forth below (such option, the “Fixed Terms Right of First Offer”) (for avoidance of doubt, the Fixed Term Right of First Offer is in addition to, and does not replace, the Right of First Offer):
(a)An option to lease Suite 3220 (6,047 rentable square feet using BOMA 2017) and Suite 3230 (835 rentable square feet using BOMA 2017) (Suites 3220 and 3230 are collectively, the “Fixed Terms ROFO Space”) by delivery of a written notice to Landlord on or before April 30, 2026, time being of the essence as to Tenant’s delivery of the notice. If Tenant timely delivers the notice, then Landlord shall notify Tenant in writing (“Landlord Notice”) at least thirty (30) days prior to the anticipated possession date for such Fixed Terms ROFO Space of the anticipated date possession of the Fixed Terms ROFO Space will be delivered to Tenant (the “Target Possession Date”), (in no event shall said Target Possession Date be later than February 1, 2027).
(b)Landlord shall use reasonable efforts to tender possession for the Fixed Terms ROFO Space leased pursuant to paragraph (a) above, on the anticipated possession date set forth in the Landlord Notice, but in either event Landlord shall not be liable to Tenant and this Lease shall not be affected if Landlord is unable to tender possession of such space on any particular date. Notwithstanding the foregoing, if Landlord does not deliver possession of the Fixed Terms ROFO Space within three (3) months after the Target Possession Date, Tenant shall be entitled to a day-for-day abatement of rent for the Fixed Terms ROFO Space for each day of delay beyond such three (3) months and if Landlord does not deliver possession of the Expansion Space within six (6) months after the Target Possession Date, Tenant shall have the right to terminate the Lease, as amended, with respect to the Expansion Space by written notice given to Landlord prior to delivery of possession of the Expansion Space to Tenant. The Term of the Lease for the Fixed Terms ROFO Space leased by Tenant shall commence on the date six (6) months after Landlord tenders possession of such space to Tenant. Tenant shall lease the Fixed Terms ROFO Space on all the terms and conditions of this Lease except (i) the Base Rent for such space shall be one twelfth (1/12th), of the product of (A) the Rentable Square Foot of such space and (B) the applicable Base Rent per Rentable Square Foot set forth in the Lease for each year of the remaining Term, (ii) Tenant’s Proportionate Share shall be adjusted to reflect the additional space added to the Premises, and (iii) Tenant shall lease each Fixed Terms ROFO Space in its then “as is” condition, and Landlord shall not be obligated to perform any work with respect thereto or make any contribution to Tenant to prepare such Fixed Terms ROFO Space for Tenant’s occupancy. Notwithstanding anything to the contrary contained in the foregoing, the Lease Concessions provided by Landlord for the Fixed Terms ROFO Space shall be the Construction Allowance and Abated Rent provided by Landlord for the initial Premises multiplied by a fraction the numerator of which is the number of months of the term for the Fixed Terms ROFO Space and the denominator of which is one hundred thirty-two (132) months. Landlord and Tenant shall promptly execute an amendment evidencing each leasing of Fixed Terms ROFO Space and the terms thereof in a form reasonably satisfactory to both parties, (but no such agreement shall be necessary in order to make the provisions hereof effective). Tenant’s rights under this Section 10 shall not apply if (i) a default shall have occurred and then be continuing beyond any applicable notice and cure period, (ii) the Lease is not in full force and effect or (iii) an assignment of this Lease has occurred other to a Permitted Transferee, or Tenant has subleased any of the Premises to subtenants that are not Permitted Transferees, or otherwise transferred, by operation of law or otherwise, any part of Tenant’s interest under this Lease to a party that is not a Permitted Transferee. At Landlord’s option, Tenant’s exercise of a right to lease Fixed Terms ROFO Space shall be null and void if an uncured default exists on the anticipated commencement of the Lease for such space.
11.SNDA. Within fifteen (15) business days of the Fifth Amendment Effective Date, Landlord shall cause Landlord’s lender to deliver an executed copy of a Subordination, Non-Disturbance and Attornment Agreement in the form and substance as attached to the Third Amendment as Exhibit D.
12.Successors and Assigns. The terms, covenants and conditions contained in this Fifth Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
13.Entire Agreement. This Fifth Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s leasing of the Premises. Except for the Lease and this Fifth Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.
14.Full Force and Effect. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Fifth Amendment, the provisions of this Fifth Amendment shall govern and control.

15.Non-Binding Until Fully Executed. Submission of this Fifth Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord or Tenant shall arise under this Fifth Amendment unless and until this Fifth Amendment is fully signed and delivered by all parties hereto.
16.Real Estate Broker. Tenant and Landlord represent to each other that they have not dealt with any real estate broker with respect to this Fifth Amendment, other than Telos Group LLC (“Landlord’s Broker”) and CBRE, Inc. (“Tenant’s Broker”), and no other broker is in any way entitle to any broker’s fee or other payment in connection with this Fifth Amendment based upon its acts. Tenant and Landlord shall each indemnify and defend the other party against any claims by any broker or third party for any payment of any kind in connection with this Fifth Amendment arising from a breach by Tenant or Landlord, respectively, of the foregoing representations. Landlord shall pay Landlord’s Broker and Tenant’s Broker commissions pursuant to the terms of a separate written agreement.
17.Counterparts. This Fifth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. A facsimile or other electronic transmission of a signature shall have the same force and effect as an original signature.
18.Authority. Each party has the full right, power and authority to enter into this Fifth Amendment, and has obtained all necessary consents and resolutions required under the documents governing such party’s affairs in order to consummate this transaction. The persons executing this Fifth Amendment have been duly authorized to do so and this Fifth Amendment and the Lease are binding obligations of each party, enforceable in accordance with their terms.
[Remainder of page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to Office Lease be executed on the date first above written.

LANDLORD: 601W SOUTH WACKER LLC, a Delaware limited liability company By: /s/ Mark Karasick Name: Mark Karasick Its: Managing Director
601 SUNSET WACKER LLC, a Delaware limited liability company By: /s/ Mark Karasick Name: Mark Karasick Its: Managing Director
TENANT: CRA INTERNATIONAL, INC., a Massachusetts corporation By: /s/ Chad M. Holmes Name: Chad M. Holmes Its: EVP

EXHIBIT A
FIRST OFFER SPACE

Exhibit "A"

One South Wacker

SUITE 3200
Suite 3280A
ELEV D21
FREIGHT ELEV. LOBBY
ELEV D22
TELEPHONE
MEN
JAN. CLOS.
WOMEN
TENANT
ELEC. VAULT
ELECTRICAL ROOM
TELEPHONE ROOM
UP
DN
32A
32B
ELEV C14
ELEV C15
ELEV C16
SUITE 3250
SUITE 3220
ELEV C17
ELEV C18
ELEV C19
ELEV C20
SUITE 3230
32nd Floor
N

Exhibit "A"

One South Wacker

SUITE 3500
STORAGE
ELEV D21
FREIGHT ELEV. LOBBY
ELEV D22
TELEPHONE
MEN
JAN. CLOS.
WOMEN
ELEC. VAULT
ELECTRICAL ROOM
TELEPHONE ROOM
UP
DN
35B
DN
UP
35A
ELEV C14
ELEV C15
ELEV C16
TELEPHONE
ELEV C17
ELEV C18
ELEV C19
ELEV C20
35th Floor
N

Exhibit "A"

One South Wacker

SUITE 3900
ELEV D21
FREIGHT ELEV. LOBBY
ELEV D22
MEN
JAN. CLOS.
WOMEN
ELECTRICAL VAULT
ELECTRICAL ROOM
TELEPHONE ROOM
UP
DN
39B
DN
UP
39A
ELEV C14
ELEV C15
ELEV C16
ELEV C17
ELEV C18
ELEV C19
ELEV C20
ATRIUM OPEN TO FLOOR 37
39th Floor
N

EXHIBIT B
SAMPLE TERMINATION FEE

Amortization For 2024 Concession (11 year amortization from 8/1/24)
	52,723	RSF

TI	$20.00	$1,054,460.00
LC	$15.75	$830,387.25
Abatement	N/A	N/A

Total Deal Costs	$35.75	$1,884,847.25
Term	11	years

Unamortized Deal Costs	$8.33	$438,926.86	(9 years, 2 mos)

Amortization For 2028 Concession (7 year amortization from 8/1/28)
	52,723	RSF

TI	$23.72	$1,250,589.56
LC	N/A	N/A
Abatement	$61.17	$3,225,149.01

Total Deal Costs	$84.89	$4,475,738.57
Term	7	years
Unamortized Deal Costs	$26.99	$1,423,077.11	(5 years, 2 mos)

Total Termination Penalty

2024 Unamortized Costs	$8.33	$438,926.86
2028 Unamortized Costs	$26.99	$1,423,077.11
Total Unamortized Costs	$35.32	$1,862,003.97

2 Month Penalty	$10.10	$532,547.08

Total Termination Payment	$45.42	$2,394,551.05

B-2